UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

CENTRAL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 North Central Expressway Suite 1525 Dallas, Texas		75206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 360-7480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 9, 2012, at the quarterly meeting of the Board of Directors of Central Energy GP LLC (the “Company”), the general partner of Central Energy Partners LP, the Registrant, the non-executive directors of the Company, acting in executive session, appointed the individuals set forth below to the positions indicated below effective immediately.

Jerry V. Swank	Chairman of the Board of Directors

Imad K. Anbouba	Chief Executive Officer and President

Carter R. Montgomery	Executive Vice President – Corporate Development

Mr. Swank is currently a director of the Company and Messrs. Anbouba and Montgomery have each served in the position of Co-President of the Company since December 2010. Mr. Ian T. Bothwell, Executive Vice President, Chief Financial Officer and Secretary of the Company will continue to serve the Company in these capacities. For information regarding each of Messrs. Anbouba, Bothwell, Montgomery and Swank, please see the Company’s Form 10-K for the Fiscal Year ended December 31, 2011 filed with the Securities and Exchange Commission on March 30, 2012 (the “Form 10-K”) and incorporated herein by reference.

No amendments or changes to the employment agreements of Messrs. Anbouba and Montgomery, as described in the Form 10-K, other than the change in titles have been made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Energy Partners LP

By: Central Energy GP LLC,

its General Partner

By: /s/ Ian T. Bothwell

Ian T. Bothwell,

Executive Vice President,

Chief Financial Officer and

Secretary

Dated: May 10, 2012

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